UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2019

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36370	59-3553710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14193 NW 119th Terrace

Suite 10

Alachua, Florida, 32165

(Address of principal executive offices) (Zip Code)

(386) 462-2204

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AGTC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2019, Applied Genetic Technologies Corporation (the “Company”) entered into an employment letter agreement (the “Employment Agreement”) with Dr. Matthew Feinsod pursuant to which Dr. Feinsod agreed to serve as the Company’s Executive Vice President of Global Strategy and Development effective on August 1, 2019 in connection with the hiring of Dr. Theresa Heah as the Company’s Chief Medical Officer (as previously disclosed in a Current Report on Form 8-K filed by the Company on June 25, 2019). From September 2017 until Dr. Heah’s appointment, Dr. Feinsod served as the Company’s interim Chief Medical Officer. Dr. Feinsod’s continued employment with the Company will be on an at-will basis and the terms of the Employment Agreement provide that Dr. Feinsod will be paid an annual base salary of $400,000 and he will be eligible for annual bonus of up to 30% of his base salary as of the end of each fiscal year. Dr. Feinsod was also granted an option to purchase 100,000 shares of the Company’s common stock, par value $0.001 per share, on July 29, 2019.

Dr. Feinsod will be eligible to receive certain severance benefits in connection with a termination of his employment by the Company without Cause (as defined in the Employment Agreement) or by Dr. Feinsod for Good Reason (as defined in the Employment Agreement), in each case, subject to execution of a mutually acceptable release and settlement agreement. If such a termination occurs, he shall be entitled to receive nine months of his then current base salary including the amount of any earned bonus. The Company will also continue to pay the Company portion of COBRA premiums for the nine month period. Upon the occurrence of a Change of Control (as defined in the Employment Agreement) in which Dr. Feinsod is not offered the position of Executive Vice President of Global Strategy and Development of the acquirer, all of Dr. Feinsod’s options shall immediately be deemed fully vested and exercisable.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Letter Agreement dated July 29, 2019 by and between Applied Genetic Technologies Corporation and Matthew Feinsod. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ Brian Krex
Brian Krex
General Counsel

Date: August 2, 2019